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                                   EXHIBIT 23

Consent of KPMG Peat Marwick LLP, the Corporation's independent auditors to the incorporation by reference into the Corporation's Registration Statement on Form
                   S-8, as amended, Registration No. 2-75137.




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                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Hudson General Corporation:

We consent to the incorporation by reference in the Registration Statement (No. 2-75137) on Form S-8 of Hudson General Corporation of (i) our report dated August 14, 1998, except for note 2, which is as of September 16, 1998, relating to the consolidated balance sheets of Hudson General Corporation and subsidiaries as of June 30, 1998 and 1997 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1998 which report is incorporated by reference in the June 30, 1998 annual report on Form 10-K of Hudson General Corporation, and (ii) our report dated August 14, 1998, except for note 2, which is as of September 16, 1998, relating to the financial statement schedule of Hudson General Corporation for each of the years in the three-year period ended June 30, 1998, our report dated August 14, 1998, except for note 2, which is as of September 16, 1998, relating to the consolidated balance sheets of Hudson General LLC and subsidiaries as of June 30, 1998 and 1997 and the related consolidated statements of earnings and comprehensive income, members' equity and cash flows and related financial statement schedule for the years ended June 30, 1998, 1997 and the period June 1 (inception) to June 30, 1996, and (iii) our report dated August 14, 1998, relating to the consolidated balance sheets of Kohala Joint Venture and subsidiary as of June 30, 1998 and 1997 and the related consolidated statements of operations and partners' deficit, and cash flows and related financial statement schedule for each of the years in the three-year period ended June 30, 1998 which reports appear in the June 30, 1998 annual report on Form 10-K of Hudson General Corporation.

                                                      KPMG PEAT MARWICK LLP

Jericho, New York
September 24, 1998




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